Articles of Incorporation
                               of
                     NATIONAL SORBENTS, INC.

KNOW ALL MEN BY THESE PRESENTS:


  That  I,  the  undersigned, for the purpose of  association  to establish a corporation for the transaction of business  and  the promotion  and  conduct of the objects and  purposes  hereinafter stated,  under the provisions of and subject to the  requirements of  the  laws  of the State of Nevada, do make, record  and  file these Articles of Incorporation in writing.

AND I DO HEREBY CERTIFY:


         ARTICLE ONE:   The name of this Corporation is:

                     NATIONAL SORBENTS, INC.



Article Two:   The principal office in the State of Nevada is  to

  be located at:

    2080 E. Flamingo Rd., Suite 112, Las Vegas, Nevada 89119


  The Resident agent for this Corporation shall be:



  Chapman & Flanagan, Ltd., 2080 E. Flamingo Rd., Suite 112,  Las

  Vegas,  NV  89119. This Corporation may also maintain an office or  offices at such other places within or outside the State of

  Nevada,  as  it  may  from time to time  determine.   Corporate

  business  of  every  kind  and nature  may  be  conducted,  and meetings  of directors and stockholders held outside the  State of Nevada, the same as in the State of Nevada.



Article  Three:       This Corporation may engage in  any  lawful

  activity.



Article  Four:  This Corporation is authorized to issue only  one class of shares of stock, the total number of which is 50,000,000 shares, each with par value of $0.001.  Such stock may be issued by this Corporation from time to time by the Board of Directors thereof.  The shares of stock shall be designated "Common Stock"

  and  the holders thereof shall be entitled to one (1) vote  for each share held by them.



Article  Five:  No Director or Officer of this Corporation  shall be liable to this Corporation or its stockholders for any breach of  fiduciary  duty as Officer or Director of this Corporation.

  This provision shall not affect liability for acts or omissions which involve intentional misconduct, fraud, a knowing violation or law, or the payment of dividends in violation of NRS 78.300.



  All  expenses incurred by Officers or Directors in defending  a civil or criminal action, suit, or proceeding, must be paid  by this  Corporation as they are incurred in advance  of  a  final disposition of the action, suit or proceeding, upon receipt  of an  undertaking  by or on behalf of a Director  or  Officer  to repay  the amount if it is ultimately determined by a court  of competent  jurisdiction, that he or she did  not  act  in  good faith,  and in the manner he or she reasonably believed  to  be or not opposed to the best interests of this Corporation.



  The  members of the governing Board shall be styled  Directors,

  and  the  number of Directors shall not be less  than  one  (1)

  pursuant  to the terms of NRS 78.115.  The names and  addresses of  the  first Board of Directors, which shall consist  of  one

  (1) member is:

          Sean P. Flanagan  2080 E. Flamingo Rd.,
                            Suite 112, Las Vegas,
                            Nevada 89119


  The  number of Directors of this Corporation may from  time  to time  be increased or decreased as set forth hereinabove by  an amendment  to  the  By-Laws in that  regard,  and  without  the necessity of amending these Articles of Incorporation.



  The name and address of the incorporator is:

          Sean P.           2080 E. Flamingo Rd.,
          Flanagan, Esq.    Suite 112
                            Las Vegas, NV 89119


Article  Six:   The capital stock of this Corporation, after  the

  amount  of the subscription price has been paid in cash  or  in kind, shall be and remain non-assessable and shall not be subject to assessment to pay debts of this Corporation.



Article   Seven:       This  Corporation  shall  have   perpetual

  existence.



Article  Eight:      No holder of any shares of this  Corporation

  shall have any preemptive right to purchase, subscribe for,  or otherwise acquire any shares of this Corporation of any class now or  hereafter authorized, or any securities exchangeable for or convertible  into such shares, or warrants or other instruments evidencing  rights  or options to subscribe  for,  purchase  or otherwise acquire such shares.



Article  Nine:   This Corporation shall not be  governed  by  the

  provisions of NRS 78.411 to 78.444, inclusive.

Executed this 12th day of January, 2000.

                                   /s/ Sean P. Flanagan
                                   Sean P. Flanagan, Incorporator